UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023 (March 18, 2023)

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2023, Paul Reuter notified the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company”) of his intent to retire and resign from the office of Chairman of the Board and each Board committee on which he serves, effective immediately. Mr. Reuter’s retirement and resignation was not the result of any disagreement with management or the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his retirement from the Board, on March 18, 2023, the Company granted to Mr. Reuter a one-time cash payment of $50,000. In addition, all options to purchase shares of the Company’s common stock that were previously issued to Mr. Reuter and subject to automatic vesting vested in full.

Following Mr. Reuter’s departure from the Board, effective March 19, 2023, the Board adopted, by unanimous consent to action and pursuant to the powers of the Board under the Company’s bylaws and applicable law, to expand and fix the size of the Board from five members to seven members. The Board subsequently appointed Messrs. Barry M. Hopkins, David Worner and Mark Thoenes to the Board to fill the three resulting vacancies. Mr. Hopkins was appointed to the position of Chairman of the Board.

Messrs. Roger Brooks and George Chuang, each current members of the Board, will remain on the Board. Following the changes to the Board, the Board consists of a total of seven members, four of whom (Messrs. Hopkins, Worner, Brooks and Chuang) are “independent” directors within the meaning of listing rules of the NASDAQ Stock Market.

On March 20, 2023, the Company issued a press release regarding the change in the composition of the Board. Such press release is filed as Exhibit 99.1 to this Report.

Biographical Summaries of Messrs. Hopkins, Worner and Thoenes

Barry M. Hopkins

Barry Hopkins has decades of experience in business development, performance management, and retail, having spent over thirty years with Altria, one of the world’s largest producers and marketers of tobacco, cigarettes and related products. While at Altria, Mr. Hopkins served in various roles, including District Manager, Vice President of Sales, Vice President of Trade Marketing, and Vice President of National accounts. In 2005, Mr. Hopkins founded Ideas in Motion, a consulting company. For seven years while running Ideas in Motion, Mr. Hopkins consulted with Turning Point Brands, a consumer products company that markets and distributes products including alternative smoking accessories and consumables. Mr. Hopkins eventually joined Turning Point Brands in 2012 as a Senior Executive and gradually transitioned to other senior level roles including Senior Vice President of Sales and Marketing, and Senior Vice President of Executive Organizational Development. Mr. Hopkins remained at Turning Point Brands for over eleven years and, while there, garnered recognition for the development and implementation of a systematic connection process that ultimately resulted in eight record setting quarters exceeding all prior sales and profit objectives. The Board believes Mr. Hopkins is qualified to serve on the Board because of his considerable experience in retail and knowledge of the tobacco and cigarette industry.

Mr. Hopkins (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K.

David Worner

David Worner began his career in public accounting and is currently the Chief Executive Officer of GrowthPath Partners, a transactional accounting and advisory firm which he founded in July 2021. From August 2012 to June 2021, Mr. Worner served as a partner at NOW CFO, a national finance and accounting consulting firm. Prior to his time at NOW CFO, Mr. Worner worked as a Controller at Covario, an independent provider of search marketing agency services, from August 2010 until August 2012. Prior to his time at Covario, from September 2006 to August 2012, he worked as an Accounting Manager for Securities and Exchange Commission Reporting and SOX Management for NTN Buzztime, a company that produces interactive entertainment across different platforms. Mr. Worner received a bachelor’s degree in Accounting from the University of New Orleans in 2005. The Board believes Mr. Worner is qualified to fulfill a director role with the Company because of the wealth of knowledge he possesses in accounting and finance.

Mr. Worner (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Mark Thoenes

Mark Thoenes currently serves as Interim Chief Financial Officer of the Company, a position he has held since June 2021. Mr. Thoenes has more than 35 years of diverse financial and operational leadership. He has been a licensed Certified Public Accountant since 1984 and began his career with Ernst & Young Global Limited. Following over a decade of executive experience in finance and operational roles for privately held healthcare companies, from 2000 to 2010, Mr. Thoenes served as the Executive Vice President and Chief Financial Officer of Rentrak Corporation, a publicly traded company listed on Nasdaq. Since his departure from Rentrak, Mr. Thoenes has been the President of MLT Consulting Services, LLC, a full-service business and financial consulting firm where he has provided outsourced financing and operational management services for companies The Board believes Mr. Thoenes is qualified to serve on the Board because of his history with the Company and because of his accounting, financial and operational experience.

Aside from agreements that have previously been disclosed by the Company in its filings with the Securities and Exchange Commission related to his position as Interim Chief Financial Officer of the Company, Mr. Thoenes has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between him and any other persons pursuant to which he was or is to be selected as a director.

Committee Assignments

On March 19, 2023, the Board approved a reconstitution of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board. As a result, the current members of each Board committee are as follows:

Committee	Chairman	Committee Members
Audit Committee	X	Roger Brooks
David Worner
George Chuang

Compensation Committee	X	David Worner
Barry Michael Hopkins
George Chuang

Governance and Nominating Committee	X	Barry Michael Hopkins
David Worner
Roger Brooks

Compensatory Arrangements

In connection with each of his appointments to the Board, the Company has agreed to grant Messrs. Hopkins, Worner, and Thoenes compensation in accordance with the following schedule:

	ANNUAL DIRECTOR COMPENSATION
BOARD	Cash	Non-Qualified Stock Options	Grant Date	Vest Date	Expiration Date
Barry M. Hopkins	$100,000	125,000	3/19/2023	3/19/2024	3/19/2033
David Worner	$100,000	125,000	3/19/2023	3/19/2024	3/19/2033
Mark Thoenes	$ –	–	N/A	N/A	N/A

Such equity grants shall be issued under and shall be governed pursuant to the terms of the Company’s Amended and Restated 2020 Stock and Incentive Compensation plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of the Company, dated March 20, 2023, announcing changes to the Company’s Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: March 20, 2023	By:	/s/ Eric Mosser
Eric Mosser
President and Chief Operating Officer